AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 12, 2005
REGISTRATION NO. 333-66310
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1
TO
REGISTRATION STATEMENT ON FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
IVAX Corporation

(Exact name of registrant as specified in its charter)

Florida	16-1003559

(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)
4400 BISCAYNE BOULEVARD,
MIAMI, FLORIDA 33137
(305) 575-6000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices )
STEVEN D. RUBIN, ESQ.
SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
IVAX CORPORATION
4400 BISCAYNE BOULEVARD
MIAMI, FLORIDA 33137
(305) 575-6000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
COPY TO:
BOB GROSSMAN, ESQ.
GREENBERG TRAURIG LLP
1221 BRICKELL AVENUE
MIAMI, FLORIDA 33131
(305) 579-0756
     Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or reinvestment plan, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

DEREGISTRATION OF SECURITIES
     On July 31, 2001, IVAX Corporation, a Florida corporation (“IVAX”), filed a registration statement on Form S-3 (No. 333-66310) for purposes of registering $725,000,000 principal amount of 4.5% convertible senior subordinated notes due 2008 (the “Notes”) and 18,102,344 shares of common stock issuable upon conversion of the Notes, together with their related common stock purchase rights. Pursuant to the terms of the Registration Rights Agreement and other related agreements that required IVAX to file the Registration Statement, IVAX is no longer required to keep the Registration Statement effective. Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister, as of the date of effectiveness of this Post-Effective Amendment No. 1, all of the remaining $283,880,000 principal amount of the Notes outstanding and all of the 18,102,344 shares of common stock issued or issuable upon conversion of the Notes, covered by the Registration Statement and unsold thereunder.
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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, Sate of Florida, on December 12, 2005.

IVAX CORPORATION
By:	/s/ Phillip Frost
	Name:	Phillip Frost, M.D.
	Title:	Chairman of the Board and Chief Executive Officer

     In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Phillip Frost, M.D. Phillip Frost, M.D.	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	December 12, 2005

/s/ Neil Flanzraich Neil Flanzraich	Vice-Chairman and President	December 12, 2005

/s/ Thomas E. Beier Thomas E. Beier	Chief Financial Officer (Principal Financial Officer)	December 12, 2005

/s/ Thomas E. McClary Thomas E. McClary	Chief Accounting Officer (Principal Financial Officer)	December 12, 2005

* Betty G. Amos	Director	December 12, 2005

* Mark Andrews	Director	December 12, 2005

* Jack Fishman, Ph.D.	Director	December 12, 2005

* Jane Hsiao, Ph.D.	Director and Vice-Chairman Technical and Regulatory Affairs	December 12, 2005

* Richard M. Krasno, Ph.D.	Director	December 12, 2005

* David A. Lieberman	Director	December 12, 2005

* Richard C. Pfenniger, Jr.	Director	December 12, 2005

* Bertram Pitt, M.D.	Director	December 12, 2005

* Zachariah P. Zachariah, M.D.	Director	December 12, 2005

*By: /s/ Thomas E. Beier Attorney-in-fact